                                                                  POLICY NUMBER:

                                                                   16,000,001
[LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                                                                    INSUREDS:

                                                                    John Doe

                                                                    Jane Doe


                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                Non-Participating

Flexible Premiums are payable while this policy is in force and continue until the younger Insured reaches Attained Age 100. If both Insureds die while this policy is in force, we will pay the policy proceeds to the beneficiary upon the Last Insured's death. We must receive proof of both Insureds' deaths. The policy must also be surrendered to us after the Last Insured's death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 AND 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE.
SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.


                             RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 46 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policyowner and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. It is, therefore, important that you read your policy.

Executed on the Issue Date by Paragon Life Insurance Company. (1-877-334-8975)


            /s/ Matthew P. McCauley        /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL              PRESIDENT
                  AND SECRETARY

                       ALPHABETIC GUIDE TO YOUR CONTRACT

Page

3.07     Addition, Deletion or Substitution of Investments
4.04     Allocation of Net Premiums
3.04     Assignments
6.07     Basis of Computation
3.02     Beneficiary
6.05     Cash Surrender Value
6.02     Cash Values
4.02     Change in Contract Type
3.05     Change of Insured
3.04     Change of Owner or Beneficiary
3.05     Claims of Creditors
3.04     Conformity with Statutes
4.01     Death Benefit
3.01     Definitions
4.02     Face Amount Decreases
6.02     General Account Cash Value
6.03     General Account Interest Rate
4.04     Grace Period
3.05     Incontestability
7.01     Interest on Proceeds
3.01     Issue Date
6.04     Loan Account Cash Value
6.01     Loans
3.05     Misstatement of Age or Sex and Corrections
6.04     Monthly Cost of Insurance
6.05     Monthly Deduction
6.05     Monthly Policy Charge
6.03     Net Investment Factor
4.03     Net Premium
3.02     Owner
6.05     Partial Withdrawals
7.01     Payment of Policy Benefits
4.03     Payment of Premiums
4.02     Policy Changes
4.01     Policy Proceeds
6.07     Postponement of Payments or Transfers
4.05     Reinstatement
3.04     Requests for Changes and/or Information
6.03     Separate Account Cash Value
3.06     Separate Account Provisions
3.04     Statements in Application
3.05     Suicide Exclusion
6.05     Surrender
3.06     Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

1.   POLICY SPECIFICATIONS

                          GENERAL POLICY SPECIFICATIONS

POLICY NUMBER                                                     [16,000,001]
ISSUE DATE                                                   [JANUARY 1, 19991
FACE AMOUNT                                                         [$100,000]
CONTRACT TYPE                                                       [OPTION A]
INITIAL PREMIUM PAID                                                 [$974.37]
PLANNED ANNUAL PREMIUM                                               [$974.37]
MINIMUM INITIAL ANNUAL PREMIUM AMOUNT                                [$974.37]
NO LAPSE ANNUAL PREMIUM                                              [$199.20]
NO LAPSE PREMIUM DATE                                        [JANUARY 1, 2004]
PREMIUM TAX CHARGE                                                     [2.25%]
FEDERAL TAX CHARGE                                                      [1.3%]
SEPARATE ACCOUNT                                          [SEPARATE ACCOUNT D]



[INSURED]               [AGE]          SEX          RISK CLASSIFICATION

[JOHN DOE]               [35]          [MALE]       [STANDARD SMOKER]
[JOHN DOE]               [35]          [FEMALE]     [STANDARD SMOKER]


                    BENEFITS -   AS SPECIFIED IN POLICY
                                 AND IN ANY RIDER

                    POLICY PLAN: JOIN AND LAST SURVIVOR
                                 FLEXIBLE PREMIUM VARIABLE
                                 LIFE INSURANCE

FORM
NUMBERS

30042
30187
30188
30189
30324
30421
30624
30714
3083200   Anniversary partial Withdrawal Rider
3083300   Divorce Split Policy Option Rider
3083400   Split Policy Option Rider
3083500   Estate Preservation Term Rider
3083600   Lifetime Coverage Rider
3083700   Secondary Guarantee Rider

2.  POLICY SPECIFICATIONS


GENERAL ACCOUNT CASH VALUE
  GUARANTEED INTEREST RATE                                                [4%]
GENERAL ACCOUNT MAXIMUM
  ALLOCATION PERCENT                                                    [100%]
GENERAL ACCOUNT MAXIMUM
  WITHDRAWAL PERCENT LIMIT                                               [25%]
MAXIMUM MONTHLY COST OF
  INSURANCE FACTOR                                                 [1.00327371
MAXIMUM DAILY MORTALITY AND
  EXPENSE RISK PERCENTAGE:
    YEARS 1--10                                                    [0.0015027%]
    YEARS 11--20                                                   [0.0012301%]
    YEARS 21+                                                      [0.0009572%]
MAXIMUM ANNUAL MORTALITY AND
  EXPENSE RISK PERCENTAGE:
    YEARS 1--10                                                         [0.55%]
    YEARS 11--20                                                        [0.45%]
    YEARS 21+                                                           [0.35%]
MAXIMUM MONTHLY POLICY CHARGE:
    1ST YEAR                                                            [$6.00]
    YEARS 2+                                                            [$6.00]
MAXIMUM SELECTION AND ISSUE
  EXPENSE CHARGE RATE:
    YEARS 1--10                                                       [$0.0750]
    YEARS 11+                                                           [$0.00]
MINIMUM FACE AMOUNT                                                  [$100,000]
MINIMUM FACE AMOUNT DECREASE                                           [$5,000]
MAXIMUM FEE FOR PROJECTION OF
  BENEFITS AND VALUES                                                  [$25.00]
MAXIMUM TRANSFER CHARGE                                                [$25.00]
GUARANTEED INTEREST RATE ON
  PROCEEDS                                                              [4.0%]
7702 TABLE                                           [1980 CSO MORTALITY TABLE
                                                            FOR A MALE SMOKER,
                                                  AND 1980 CSO MORTALITY TABLE
                                                          FOR A FEMALE SMOKER,
                                                         AGE NEAREST BIRTHDAY]
BASIS OF COMPUTATION                                 [1980 CSO MORTALITY TABLE
      OF MINIMUM CASH VALUES                                FOR A MALE SMOKER,
                                                  AND 1980 CSO MORTALITY TABLE
                                                          FOR A FEMALE SMOKER,
                                                         AGE NEAREST BIRTHDAY]


IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TOO LOW, COVERAGE PROVIDED BY THIS POLICY MAY CEASE.

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                                RATES PER $1,000


COVERAGE:                JSFPVL         INSUREDS:                JOHN DOE
POLICY NUMBER:       16,000,001                                  JANE DOE
                                        ISSUE DATE:       JANUARY 1, 1999



POLICY YEAR             RATE               POLICY YEAR            RATE

      1                0.0004                  34                1.3496
      2                0.0014                  35                1.5297
      3                0.0026                  36                1.7297
      4                0.0041                  37                1.9667
      5                0.0060                  38                2.2489
      6                0.0084                  39                2.5843
      7                0.0115                  40                2.9729
      8                0.0152                  41                3.4152
      9                0.0197                  42                3.8996
     10                0.0250                  43                4.4178
     11                0.0314                  44                4.9642
     12                0.0388                  45                5.5496
     13                0.0475                  46                6.1927
     14                0.0576                  47                6.9094
     15                0.0695                  48                7.7173
     16                0.0835                  49                8.6242
     17                0.0999                  50                9.6549
     18                0.1193                  51               10.7020
     19                0.1426                  52               11.8476
     20                0.1699                  53               12.9635
     21                0.2012                  54               14.2024
     22                0.2369                  55               15.3930
     23                0.2763                  56               16.7123
     24                0.3198                  57               18.1014
     25                0.3680                  58               19.6024
     26                0.4228                  59               21.3279
     27                0.4878                  60               23.4464
     28                0.5645                  61               26.5417
     29                0.6588                  62               31.3755
     30                0.7685                  63               39.6130
     31                0.8955                  64               54.6636
     32                1.0346                  65               83.3333
     33                1.1884                  66+               0.0000


THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON A
COMBINATION OF THE ULTIMATE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A MALE SMOKER AND A FEMALE SMOKER.

                   DEATH BENEFIT OPTION C ATTAINED AGE FACTORS


COVERAGE:                  JSFPVL          INSUREDS:               JOHN DOE
POLICY NUMBER:         16,000,001                                 JANE DOE
                                           ISSUE DATE:      JANUARY 1, 1999


  ATTAINED                                  ATTAINED
    AGE *                RATE                 AGE*                RATE
     35                5.64184                 68               1.73259
     36                5.42508                 69               1.68510
     37                5.21686                 70               1.64002
     38                5.01683                 71               1.59723
     39                4.82481                 72               1.55674
     40                4.64044                 73               1.51862
     41                4.46354                 74               1.48292
     42                4.29389                 75               1.44965
     43                4.13112                 76               1.41875
     44                3.97514                 77               1.39005
     45                3.82557                 78               1.36333
     46                3.68227                 79               1.33835
     47                3.54498                 80               1.31492
     48                3.41344                 81               1.29295
     49                3.28747                 82               1.27239
     50                3.16694                 83               1.25326
     51                3.05154                 84               1.23556
     52                2.94120                 85               1.21935
     53                2.83570                 86               1.20433
     54                2.73495                 87               1.19047
     55                2.63880                 88               1.17738
     56                2.54704                 89               1.16503
     57                2.45952                 90               1.15300
     58                2.37604                 91               1.14119
     59                2.29637                 92               1.12932
     60                2.22033                 93               1.11709
     61                2.14774                 94               1.10423
     62                2.07858                 95               1.09045
     63                2.01279                 96               1.07580
     64                1.95040                 97               1.06037
     65                1.89131                 98               1.04422
     66                1.83546                 99               1.02648
     67                1.78261                100+              1.01000


 *   ATTAINED AGE IS THE YOUNGER INSURED'S ATTAINED AGE EVEN IF NO LONGER
LIVING.

30189

                          1. DEFINITIONS IN THIS POLICY

We, Us and Our      Paragon Life Insurance Company.

You and Your        The owner of this policy. The owner may be someone other
                    than the Insureds. In the application the words "You" and "Your" refer to the proposed Insured person(s).

Insureds The persons whose lives are insured under this policy. See the Policy Specifications page.

Last Insured        The Insured whose death succeeds the death of all other
                    Insureds under this policy.

Issue Age           The age of each Insured as of his or her nearest birthday to the Issue Date.

Attained Age        The Issue Age for an Insured plus the number of completed
                    policy years, whether or not the Insured is living. This includes any period during which this policy was lapsed.

Issue Date          The effective date of the coverage under this policy which is the Issue Date shown on the Policy Specifications page.
                    It is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment          The date the first premium is applied to the General Account
Start Date          and/or the Divisions of the Separate Account. This date will be the later of:
                    .  The Issue Date of the policy; or
                    .  The date we receive the first premium at our Service
                       Center.

Monthly             The same date in each succeeding month as the Issue Date
Anniversary         except that whenever the Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

General Account     The assets held by us, excluding any loans, other than those allocated to the Divisions of the Separate Account.

Separate Account    The Separate Account listed on the Policy Specifications
                    page, a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

Loan Account        The account to which we will transfer from the General
                    Account and the Divisions of the Separate Account the amount of any policy loan.

Loan SubAccount     A Loan SubAccount exists for the General Account and each
                    Division of the Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate
                    Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

Valuation Date      Each day that the New York Stock Exchange is open for
                    trading, the Service Center is open for business and the SEC has not restricted trading or declared an emergency.

SEC                 The United States Securities and Exchange Commission.

Service Center      P.O. Box 66757, St. Louis, MO 63166-6757.


30324                                  3.01
(2/99)

                    2. PERSONS WITH AN INTEREST IN THE POLICY

Owner The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                    You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.


Beneficiary         The beneficiary to receive the proceeds in the event of the
                    Last Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Last Insured. If there is more than one beneficiary at the death of the Last Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Last Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Last Insured dies, or at the end of any Common
                    Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                    Any payment we make will terminate our liability with respect to such payment. If the Insureds designate specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                    Any term used in the masculine, feminine, singular or plural, will include or be the opposite gender or number where necessary.

                    If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                    1. Per Stirpes. The share of a deceased beneficiary will be paid to that beneficiary's surviving children, equally.

                    2. Common Disaster. We will not make payment until the stated number of days after the Last Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Last Insured cannot be determined, we will pay as though such beneficiary died first.

                    3. Trust for Minor Beneficiary. The original or successor trustee for a minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.

30324                              3.02
(2/99)

    4.  Trust Under Will. When we receive at our Service Center:

        a) Certified copies of the Last Will and Testament of the named testator; and

        b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;

        then we will pay the proceeds to the trustee.

        If, before we receive these documents, satisfactory proof is furnished that:

        a)  the testator died intestate; or

        b)  the Will created no trust capable of receiving proceeds; or

        c)  the testator was not either Insured, but survived the Last Insured;

        then we will pay the proceeds to you, unless otherwise provided.

        If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

    5. Trust Under Separate Written Agreement. When we receive at our Service Center a written statement from the trustee named in the beneficiary designation that:

        a)  the trust agreement is in force; and

        b)  the agreement permits the trustee to receive the proceeds;

        then we will pay the proceeds to the trustee.

        If, before we receive the trustee's statement, satisfactory proof is furnished that:

        a)  the trust agreement is not in effect; or

        b)  the agreement does not permit the trustee to receive the proceeds;

        then we will pay the proceeds to you, unless otherwise provided.

        If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

    6. Irrevocable Beneficiary. You cannot change an irrevocable beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

    7. Creditor Beneficiary. Proceeds payable to any creditor beneficiary are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.

                                     3.03

Change of           During the lifetime of either Insured you may change the
Owner or            ownership and beneficiary designations, subject to any
Beneficiary         restrictions as stated in the Owner or Beneficiary
                    provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not either Insured is living when we receive your request at our Service Center. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                    If you are also the beneficiary of the policy at the time of the Last Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Last Insured's death.


Assignments         We will not be bound by an assignment of the policy or of
                    any interest in it unless:

                    1.  The assignment is made as a written instrument,

                    2. You file the original instrument or a certified copy with us at our Service Center, and

                    3.  We send you an acknowledged copy.

                    We are not responsible for determining the validity of any assignment.

                    If a claim is based on an assignment, we may require proof of interest of the claimant.

                    A valid assignment will take precedence over any claim of a beneficiary.

Requests For        Submit all requests for change and/or information in writing
Changes and/or      to our Service Center.
Information


                    3. GENERAL PROVISIONS

 The Contract       We have issued this policy in consideration of the
                    application and payment of premiums. The policy, the application for it, and any riders constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.


Conformity with     If any provision in this policy is in conflict with the laws
Statutes            of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal
                    Revenue Code, or its regulations or published rulings.


Statements in       All statements made by the Insureds or on their behalf, or
Application         by the applicant, will be deemed representations and not
                    warranties, except in the case of fraud. Material misstatements will not be used to void the policy or any rider, or deny a claim unless made in the application for a policy or a rider.


30324                                 3.04
(2/99)

Claims of           To the extent permitted by law, neither the policy nor any
Creditors           payment under it will be subject to the claims of creditors or to any legal process.


Conversion Rights   While your policy is in force, you have a one time right
                    during the first two policy years to transfer all of your cash value from the Divisions of the Separate Account to the General Account.

                    If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of the Separate Account to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                    If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.


Misstatement of     If there is a misstatement of age or sex for either Insured
Age or Sex and      in the applications, the amount of the death benefit will be
Corrections         that which would be purchased by the most recent monthly
                    cost of insurance charge at the correct age or sex.

                    If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.


Incontestability    We cannot contest this policy after it has been in force
                    during the lifetime of either Insured for two years from its Issue Date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of either Insured for a period of two years from the date we approve the reinstatement. If only one Insured was alive on the date we approved the request for reinstatement, we can not contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of that Insured for a period of two years from the date we approved the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.


Suicide Exclusion   If either Insured dies by suicide, while sane or insane,
                    within two years from the Issue Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.


Change of           While this policy is in force, you may change one or both of
Insured             the Insureds. To do this, you must meet the requirements
                    established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of Insured.


Annual Report       Each year a report will be sent to you which shows the
                    current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.


Projection of       You may make a written request to us for a projection of
Benefits and        illustrative future cash values and death benefits. If
Values              requested more than once per policy year, this projection
                    will be furnished to you for a nominal fee. This fee will not exceed the Maximum Fee for Projection of Benefits and Values shown on the Policy Specifications page.

30324                              3.05
(2/99)

                    4. SEPARATE ACCOUNT PROVISIONS

Separate Account    The variable benefits under this policy are provided
                    through investments in the Separate Account shown on the Policy Specifications page. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                    We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                    The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                    The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

Divisions           The Separate Account has several Divisions. Each Division
                    invests in a corresponding investment portfolio from one or more registered investment companies.

                    Income, gains and losses---whether or not realized---from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the General Account.

                    We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our Service Center are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers           You may transfer amounts as follows:

                    . Between the General Account and the Divisions of the Separate Account; or

                    .         Among the Divisions of the Separate Account.

                    . The first 12 requested transfers and/or partial withdrawals per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                    These transfers will be subject to the following conditions:

                    . We must receive a request for transfer in a form acceptable to us.

                    . Transfers from or among the Divisions of the Separate Account must be at least $500.00 or the entire amount you have in a Division, if smaller.

                    . Transfers and/or partial withdrawals from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

                       1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the General Account Maximum Withdrawal Percent Limit, as shown on the Policy Specifications page.

                       2. The previous year's General Account maximum withdrawal amount.

                    . The General Account Cash Value immediately after any transfer in to the General Account cannot exceed 1., below, multiplied by 2., below:

                       1. The General Account Cash Value plus the Separate Account Cash Value.

                       2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                       We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

Addition, Deletion  We reserve the right, subject to compliance with applicable
or Substitution     law, to make additions to, deletions from, or substitutions
of Investments      for the shares of a fund that are held by the Separate
                    Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment
                    Company Act of 1940. This will not prevent the Separate
                    Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                    We reserve the right to establish additional Divisions of the Separate Account which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                    If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

                  5. POLICY BENEFITS

Policy Proceeds   The policy proceeds are:

                  1. The death benefit under the Contract Type then in effect; plus

                  2. The monthly cost of insurance for the portion of the policy month from the date of the Last Insured's death to the end of the policy month of that death; minus

                  3. Any payment due under the Grace Period provision as of the date of the Last Insured's death; minus

                  4.        Any loan and loan interest due.


Death Benefit     Prior to the younger Insured's Attained Age 100, the death benefit depends upon the Contract Type in effect on the date of the Last Insured's death. The Contract Type in effect is shown on the Policy Specifications page.

                  Option A Contract Type: The death benefit is the greater of:

                  1.        The face amount; or

                  2. The applicable percentage of the cash value on the date of the Last Insured's death as described in
                            Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                  Option B Contract Type: The death benefit is the greater of:

                  1. The face amount plus the cash value on the date of the Last Insured's death; or

                  2. The applicable percentage of the cash value on the date of the Last Insured's death as described in
                            Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                  Option C Contract Type: The death benefit is the greater of:

                  1.        The face amount; or

                  2. The cash value on the date of the Last Insured's death multiplied by the younger Insured's applicable Attained Age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                  Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

Applicable        The percentages as currently described in Section 7702(d) of
Percentage:       the Internal Revenue Code of 1986 and modified for ages 95 and above are as follows:

                  In the case in which the younger     The applicable percentage
                  Insured's Attained Age as of the     will decrease by a
                  beginning of the contract year is:   ratable portion for
                                                       each full year:

                  More than:      But not more than:   From:             To:
                         0 ............... 40             250 ........... 250
                        40 ............... 45             250 ........... 215
                        45 ............... 50             215 ........... 185
                        50 ............... 55             185 ........... 150
                        55 ............... 60             150 ........... 130
                        60 ............... 65             130 ........... 120
                        65 ............... 70             120 ........... 115
                        70 ............... 75             115 ........... 105
                        75 ............... 90             105 ........... 105
                        90 ............... 95             105 ........... 101
                        95 or                             101
                           higher

Continuation        If this policy is in force beyond the younger Insured's
of the Policy       Attained Age 100, the Death Benefit will be 101% of the
Beyond Attained     policy's cash value.
Age 100
                    Please note: This policy may not qualify as life insurance after the younger Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the younger Insured's
                    Attained Age 100. It is possible that insurance coverage may not continue even if planned premiums are paid in a timely manner.

Policy Changes      You may request policy changes at any time unless we
                    specifically indicate otherwise. We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.

                    No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

Face Amount         The face amount may be decreased by sending us a written
Decreases           request.

                    Any decrease in face amount will be subject to the following conditions:

                    1. The decrease will become effective on the Monthly Anniversary on or following our receipt of the request.

                    2. The face amount remaining in force after any requested decrease may not be less than the Minimum Face Amount shown on the Policy Specifications page.

                    3. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                    We will amend your policy to show the effective date of the decrease.

                    You may not increase the face amount of this policy.


Change in           If the Contract Type in effect is Option A or Option B, you
Contract Type       may change the Contract Type by sending us a written
                    request. The effective date of the change will be the Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

                    If the Contract Type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change. The Contract Type cannot be changed from Option B to Option C.

                    If the Contract Type in effect is Option A, you may change it to Option B. Proof that the Insureds are insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the Minimum Face Amount shown on the Policy Specifications page. The Contract Type cannot be changed from Option A to Option C.

                    If the Contract Type in effect is Option C, the Contract Type cannot be changed.

                    6. PREMIUMS AND GRACE PERIOD

Payment of          Your first premium is due as of the Issue Date. While either
Premiums            Insured is living, premiums after the first must be paid at our Service Center. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                    Premiums may be paid in any amount and at any interval subject to the following conditions:

                    1. At the end of the first policy year, your total premium payments for this policy must be greater than or equal to the Minimum Initial Annual Premium Amount as shown on the Policy Specifications page.

                    2.        Any subsequent premium payment must be at least
                              $10.00.

                    3. Total premiums paid in any policy year for policies issued with the Option A or B Contract Type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                    On any date that we receive a premium which causes the Death Benefit under any of the Contract Types to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

Net Premium         The net premium is:

                    1.        The premium paid; minus

                    2. The premium paid multiplied by the Premium Tax Charge as shown on the Policy Specifications page; minus

                    3. The premium paid multiplied by the Federal Tax Charge as shown on the Policy Specifications page.

Premium Tax         A charge will be deducted for premium taxes from each
Charge              premium submitted. The current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes of the states or other governing jurisdictions.
                    We will amend your policy to show the current premium tax rate, if changed.


Federal Tax         A charge will be deducted for federal taxes from each
Charge              premium submitted. The current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.

Allocation of       You determine the allocation of net premiums among the
Net Premiums        General Account and the Divisions of the Separate Account.
                    For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                    1. The General Account Cash Value plus the Separate Account Cash Value.

                    2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                    The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

                    For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money Market fund unless prohibited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of the Separate Account according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the application page or your most recent allocation instructions received by us.


Your Right          You may change the allocation of future net premiums among
to Change           the General Account and/or the Divisions of the Separate
Allocation          Account subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.


No-Lapse Period     If, on a monthly anniversary day prior to the No Lapse
                    Premium Date, the sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is greater than or equal to the sum of the No Lapse
                    Monthly Premiums for the elapsed months since the Issue
                    Date, this policy will not lapse as a result of a cash value less any loans and loan interest due, being insufficient to pay the monthly deduction. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy
                    Specifications page. The No Lapse Monthly Premium is one twelfth of the No Lapse Annual Premium.


Grace Period        If, on a monthly anniversary day prior to the No Lapse
                    Premium Date:

                    1. The cash value less any loans and loan interest due, is insufficient to cover the monthly deduction; and

                    2. The sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is less than the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date;

                    then the grace period of 62 days will be allowed for the payment of a premium sufficient to keep your policy in force. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy Specifications page.

                    A change in your policy's face amount, the addition or deletion of a supplemental rider to this policy, or a change in the premium class of the Insureds before the No Lapse Premium Date shown on the Policy Specifications page may result in a change in the No Lapse Monthly Premium. The No Lapse Premium Date will not be changed.
                                            ---

                    If, on a monthly anniversary day on or after the No Lapse Premium Date, the cash value less any loans and loan interest due, is insufficient to cover the next monthly deduction, a grace period of 62 days will be allowed for the payment of a premium sufficient to pay the monthly deduction. (Monthly deduction is defined in the Cash Values section.)

                    Notice of the amount of premium required to be paid to keep this policy in force will be sent at the beginning of the grace period to your last known address and to any assignee on record. If we do not receive a premium large enough so that the net premium covers the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash surrender value. If the Last Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

Reinstatement       You may reinstate your lapsed policy within 5 years after
                    the date of lapse. This must be done prior to the younger
                    Insured's Attained Age 100. The policy can not be reinstated if it has been surrendered. To reinstate, you must submit the following items:

                    1.        A written request for reinstatement.

                    2. Proof satisfactory to us that both Insureds are insurable by our standards, if both Insureds were alive on the date the policy lapsed. If only one Insured was alive on the date the policy lapsed, you must submit proof satisfactory to us that that Insured is insurable by our standards.

                    3.        A net premium payment large enough to cover:

                              a. The monthly deductions due at the time of lapse; and

                              b. Two times the monthly deduction due at the time of reinstatement.

                    4. A payment to cover any Loan Interest due and unpaid at the time of lapse.

                    Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. If both Insureds were alive on the date the policy lapsed, both must be alive on the date we approve the request for reinstatement. lf either Insured is not alive, such approval is void and of no effect. If only one Insured was alive on the date the policy lapsed, that Insured must be alive on the date we approve the request for reinstatement. If that Insured is not alive, such approval is void and of no effect.

                    The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

                    Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

                    Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                    Following reinstatement, the No-Lapse Period provision will again be applicable until the No-Lapse Premium Date, shown on the Policy Specifications page, if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial withdrawals and any loans, is greater than the No-Lapse Monthly Premiums multiplied by the number of elapsed months since the Issue Date.

                    7. LOANS

                    Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                    The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed Interest Rate, shown on the Policy Specifications page, reduced by:

                    1.        Any existing loans; and

                    2.        Loan interest to the next loan interest due date;
                              and

                    3. Every monthly deduction due to the next loan interest due date.

                    You may allocate the policy loan among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                    Cash value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

Loan Interest       The accrued loan interest will be due the earliest of:
Due Date
                    1.        The next policy anniversary date.

                    2.        The date of termination of the policy.

                    3.        The date the loan is repaid in full.

                    4. The date the loan plus loan interest accrued exceeds the cash value.

                    Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account.

Fixed Loan          The fixed loan interest rate is 4.5% for policy years 1
Interest Rates      through 10, 4.25% for policy years 11 through 20 and 4.15%
                    for policy years 21 and later. Loan interest is payable in arrears.


Loan                All funds received will be credited to your policy as a
Repayments          premium unless clearly marked for loan repayment.

                    You may repay your loan in whole or in part at any time before the death of the Last Insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                    If you fail to make repayments when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value; or 31 days after such notice has been mailed, if later.


                    8. CASH VALUES

Cash Value          The cash value of your policy is equal to the total of:

                    .         The cash value in the General Account; plus

                    . The cash value in the Divisions of the Separate Account; plus

                    .         The cash value in the Loan Account.

Cash Value          If this policy is in force beyond the younger Insured's
After Attained      Attained Age 100, the cash value of your policy will be
Age 100             determined in the same manner as described below; except no deductions will be made for monthly cost of insurance charges. Premiums can not be paid after the younger Insured
                    Attains Age 100.

General Account     The cash value in the General Account as of the Investment
Cash Value          Start Date is equal to:

                    . The portion of the initial net premium received and allocated to the General Account; minus

                    . The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the General Account.

                    The cash value in the General Account on any day after the Investment Start Date is equal to:

                    . The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

                    . Any portion of net premium received and allocated to the General Account on that day; plus

                    . Any amounts transferred to the General Account on that day; plus

                    . Any loan repayments allocated to the General Account on that day; plus

                    . That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                    . Any amount transferred plus any transfer charge from the General Account to the Divisions of the Separate Account on that day; minus

                    . Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

                    . Any amount transferred from the General Account to the Loan Account on that day; minus

                    . If that day is a Monthly Anniversary, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General Account on that day; minus

                    . If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account to cover the policy month which starts on that day.

General Account     The interest credited to the General Account cash value for
Interest Rate       a specific day will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the Policy Specifications page.

Separate Account    The cash value in each Division of the Separate Account on
Cash Value          the Investment Start Date is equal to:

                    . The portion of the initial net premium received and allocated to the Division; minus

                    . The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.

                    The cash value in each Division of the Separate Account on subsequent Valuation Dates is equal to:

                    . The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

                    . Any portion of net premium received and allocated to the Division during the current valuation period; plus

                    . Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                    . Any loan repayments allocated to the Division during the current valuation period; plus

                    . That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                    . Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                    . Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    . Any amount transferred from the Division to the Loan Account during that valuation period; minus

                    . If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    . If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period .


Net Investment      The Net Investment Factor measures the investment
Factor              performance of a Division during a valuation period. The Net
                    Investment Factor for each Division for a valuation period is calculated as follows:

                    . The value of the assets at the end of the preceding valuation period; plus

                    . The investment income and capital gains---realized or unrealized---credited to the assets in the valuation period for which the net investment factor is being determined; minus

                    .         The capital losses---realized or
                              unrealized---charged against those assets during the valuation period; minus

                    . Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                    . A charge not to exceed the daily investment percentage shown on the Policy Specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the Policy Specifications page; divided by

                    . The value of the assets at the end of the preceding valuation period.


Loan Account        The cash value in the Loan Account as of the Investment
Cash Value          Start Date is zero.

                    The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                    . The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                    . Any amount transferred to the Loan Account from the General Account on that day; plus

                    . Any amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                    .         Any loan repayments on that day; plus

                    . If that day is a policy anniversary, an amount due to cover the loan interest, if not paid by you.

                    Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held in the Loan Account will be allocated at least once a year to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.


Monthly Cost        The monthly cost of insurance for the following month is
of insurance        deducted on the monthly anniversary date. The monthly cost is 1, below, multiplied by the difference between 2 and 3 below:

                    1. The monthly cost of insurance rate divided by 1,000.

                    2.        An amount as follows:

                    Option A Contract Type: The greater of:

                              a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page: or

                              b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                    Option B Contract Type: The greater of:

                              a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page plus the cash value at the beginning of the policy month; or

                              b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                    Option C Contract Type: The greater of:

                              a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                              b. The cash value at the beginning of the policy month multiplied by the younger Insured's attained age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                    3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

Monthly Cost        At the beginning of each policy year, the monthly cost of
of Insurance        insurance rate is determined. The monthly cost of insurance
Rates               rate is based on the Attained Ages, risk classifications,
                    sexes and completed policy years from the Issue Date.

                    The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose face amounts have been in force for the same length of time.


Selection and       The selection and issue expense charge is a monthly charge
Issue Expense       for the first 10 policy years. This charge equals the face
Charge              amount times a selection and issue expense charge rate,
                    divided by 1,000. The selection and issue expense charge is based on the Insureds' Issue Ages, sexes and risk classifications on the Issue Date. The selection and issue expense charge rate will never exceed the Maximum Selection and issue Expense Charge Rate shown on the Policy
                    Specifications page.

Monthly Policy      A policy charge will be deducted each policy month from the
Charge              cash value. The amount of the monthly policy charge will
                    never exceed the amount shown on the Policy Specifications page.

Monthly             The monthly deduction is:
Deduction
                    1.        The monthly cost of insurance; plus

                    2. The selection and issue expense charge multiplied by the face amount divided by 1,000; plus

                    3.        The monthly policy charge; plus

                    4. The monthly cost, if any, for any rider included with this policy.

                    The monthly deduction for a policy month will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

Cash Surrender      The cash surrender value of this policy is:
Value
                    1.        The cash value at the time of surrender; minus

                    2.        Any loan and loan interest accrued; minus

                    3. Any unpaid selection and issue expense charge due for the remainder of the first policy year; minus

                    4. Any unpaid monthly policy charge due for the remainder of the first policy year.


Surrender           You may surrender your policy for its cash surrender value at any time during the lifetime of either Insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.


Partial             After the first policy year, upon written request to us, you
Withdrawals         can make a partial withdrawal of cash subject to the
                    conditions listed below. The first 12 requested partial withdrawals or transfers per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                    No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page.

                    We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

                    If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the lace amount.


General Account     The minimum amount of your partial withdrawal request at any
Partial             one time must be at least $500 of your account.
Withdrawals
                    .         The maximum amount of all partial withdrawals and
                              transfers from the General Account in a policy year will be the greater of (1) or (2):

                              1.   The cash surrender value of the General
                                   Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the Policy Specifications page.

                              2. The previous year's General Account maximum withdrawal amount.

Separate Account    .         The minimum amount of your partial withdrawal
Partial                       request at any one time must be the lesser of $500
Withdrawals                   of a Division or your entire balance in that
                              Division.

                    . The maximum amount of your partial withdrawal from any one of the Divisions of the Separate Account in a policy year will be the cash surrender value of that Division.


Allocation          You may allocate the partial withdrawal, subject to the
of Partial          above conditions, among the General Account and the
Withdrawals         Divisions of the Separate Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of the Separate
                    Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

Pro Rata            After the first policy year, upon written request to us, you
Surrender           can make a pro rata surrender of your policy. The pro rata surrender can be any whole number percentage of your policy.
                    The pro rata surrender will reduce the face amount and the cash value by the percentage chosen. The face amount decrease will be subject to the following conditions:

                    1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                    2. You may allocate the decrease in cash value due to the pro rata surrender among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in cash value will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

                    A pro rata surrender can not be processed if it will reduce the face amount below the Minimum Face Amount shown on the Policy Specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of the cash value reduction.

Postponement        We will usually pay any amounts payable on surrender,
of Payments         partial withdrawal, or policy loan allocated to the
or Transfers        Divisions of the Separate Account within seven days after
                    written notice is received. We will usually pay any death benefit proceeds upon the Last Insured's death within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of the Separate Account, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                    1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                    2. The SEC, by order, permits postponement for the protection of policy owners; or

                    3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                    We may defer payment of the portion of any amount payable from the General Account on surrender or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

                    Transfers may also be postponed under the circumstances listed above.

                    We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.


Continuation        If all premium payments cease, the insurance provided under
of Insurance        this policy, including benefits provided by any rider
                    attached to this policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans and loan interest accrued is sufficient to cover the monthly deductions.

Basis of            The minimum cash values are based on 1) the Minimum Cash
Computation         Value Mortality Table shown on the Policy Specifications
                    page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of the Separate Account.

                    Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

                    All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

                    9. PAYMENT OF POLICY BENEFITS

Payment A lump sum payment will be made as provided on the face page.

Interest on         We will pay interest on proceeds from the date of the Last
Proceeds            Insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Interest Rate, shown on the Policy Specifications page.

Extended            Provisions for settlement of proceeds different from a lump
Provisions          sum payment may only be made upon written agreement with us.

                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                Non-Participating





             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                                                                  POLICY NUMBER:
[LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]
                                                                      16,000,001

                                                                       INSUREDS:

                                                                        John Doe
                                                                        Jane Doe


                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                    (Unisex)

                                Non-Participating

Flexible Premiums are payable while this policy is in force and continue until the younger Insured reaches Attained Age 100. If both Insureds die while this policy is in force, we will pay the policy proceeds to the beneficiary upon the Last Insured's death. We must receive proof of both Insureds' deaths. The policy must also be surrendered to us after the Last Insured's death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 AND 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.


                             RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy Is a legal contract between the policyowner and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. It is therefore, important that you read your policy.


Executed on the Issue Date by Paragon Life insurance Company. [(1-877-334-8975)]


             /s/ Matthew P.McCauley                        /s/ Carl H. Anderson

             V.P., GENERAL COUNSEL
                  AND SECRETARY                            PRESIDENT

                        ALPHABETIC GUIDE TO YOUR CONTRACT

Page

3.07 Addition, Deletion or Substitution
     of Investments
4.04 Allocation of Net Premiums
3.04 Assignments
6.07 Basis of Computation
3.02 Beneficiary
6.05 Cash Surrender Value
6.02 Cash Values
4.02 Change in Contract Type
3.05 Change of Insured
3.04 Change of Owner or Beneficiary
3.05 Claims of Creditors
3.04 Conformity with Statutes
4.01 Death Benefit
3.01 Definitions
4.02 Face Amount Decreases
6.02 General Account Cash Value
6.03 General Account Interest Rate
4.04 Grace Period
3.05 Incontestability
7.01 Interest on Proceeds
3.01 Issue Data
6.04 Loan Account Cash Value
6.01 Loans
3.05 Misstatement of Age and
     Corrections
6.04 Monthly Cost of Insurance
6.05 Monthly Deduction
6.05 Monthly Policy Charge
6.03 Net Investment Factor
4.03 Net Premium
3.02 Owner
6.05 Partial Withdrawals
7.01 Payment of Policy Benefits
4.03 Payment of Premiums
4.02 Policy Changes
4.01 Policy Proceeds
6.07 Postponement of Payments
     or Transfers
4.05 Reinstatement
3.04 Requests for Changes and/or
     Information
6.03 Separate Account Cash Value
3.06 Separate Account Provisions
3.04 Statements in Application
3.05 Suicide Exclusion
6.05 Surrender
3.06 Transfers



Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

1.   POLICY SPECIFICATIONS

                         GENERAL POLICY SPECIFICATIONS

POLICY NUMBER                                                    [17,000,001]
ISSUE DATE                                                  [JANUARY 1, 1999]
FACE AMOUNT                                                        [$100,000]
CONTRACT TYPE                                                      [OPTION A]
INITIAL PREMIUM PAID                                                [$974.37]
PLANNED ANNUAL PREMIUM                                              [$974.37]
MINIMUM INITIAL ANNUAL PREMIUM AMOUNT                               [$974.37]
NO LAPSE ANNUAL PREMIUM                                             [$168.00]
NO LAPSE PREMIUM DATE                                       [JANUARY 1, 2004]
PREMIUM TAX CHARGE                                                    [2.25%]
FEDERAL TAX CHARGE                                                     [1.3%]
SEPARATE ACCOUNT                                         [SEPARATE ACCOUNT D]




INSURED                 AGE              SEX              RISK CLASSIFICATION

[JOHN DOE]              [35]             [MALE]           [STANDARD SMOKER]
[JANE DOE]              [35]             [FEMALE]         [STANDARD SMOKER]

                                     BENEFITS -      AS SPECIFIED IN POLICY
                                                     AND IN ANY RIDER
FORM
NUMBERS                              POLICY PLAN:    JOINT AND LAST SURVIVOR
                                                     FLEXIBLE PREMIUM VARIABLE
30043                                                LIFE INSURANCE
30190
30191
30192
30325
30422
30625
30715
3083200       Anniversary Partial Withdrawal Rider
3083300       Divorce Split Policy Option Rider
3083400       Split Policy Option Rider
3083500       Estate Preservation Term Rider
3083600       Lifetime Coverage Rider
3083800       Secondary Guarantee Rider

2.   POLICY SPECIFICATIONS


GENERAL ACCOUNT CASH VALUE
  GUARANTEED INTEREST RATE                                                [4%]
GENERAL ACCOUNT MAXIMUM
  ALLOCATION PERCENT                                                    [100%]
GENERAL ACCOUNT MAXIMUM
  WITHDRAWAL PERCENT LIMIT                                               [25%]
MAXIMUM MONTHLY COST OF
  INSURANCE FACTOR                                                 [1.0032737]
MAXIMUM DAILY MORTALITY AND
  EXPENSE RISK PERCENTAGE:
    YEARS 1-10                                                    [0.0015027%]
    YEARS 11-20                                                   [0.0012301%]
    YEARS 21+                                                     [0.0009572%]
MAXIMUM ANNUAL MORTALITY AND
  EXPENSE RISK PERCENTAGE:
    YEARS 1-10                                                         [0.55%]
    YEARS 11-20                                                        [0.45%]
    YEARS 21+                                                          [0.35%]
MAXIMUM MONTHLY POLICY CHARGE:
    1st YEAR                                                           [$6.00]
    YEARS 2+                                                           [$6.00]
MAXIMUM SELECTION AND ISSUE
  EXPENSE CHARGE RATE:
    YEARS 1-10                                                       [$0.0750]
    YEARS 11+                                                          [$0.00]
MINIMUM FACE AMOUNT                                                 [$100,000]
MINIMUM FACE AMOUNT DECREASE                                          [$5,000]
MAXIMUM FEE FOR PROJECTION OF
  BENEFITS AND VALUES                                                 [$25.00]
MAXIMUM TRANSFER CHARGE                                               [$25.00]
GUARANTEED INTEREST RATE ON
  PROCEEDS                                                              [4.0%]
7702 TABLE                                         [1980 CSO MORTALITY TABLE A
                                                                 FOR A SMOKER,
                                                AND 1980 CSO MORTALITY TABLE G
                                                                 FOR A SMOKER,
                                                         AGE NEAREST BIRTHDAY]
BASIS OF COMPUTATION                               [1980 CSO MORTALITY TABLE A
       OF MINIMUM CASH VALUES                                    FOR A SMOKER,
                                                AND 1980 CSO MORTALITY TABLE G
                                                                 FOR A SMOKER,
                                                         AGE NEAREST BIRTHDAY]










IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TOO LOW, COVERAGE PROVIDED BY THIS POLICY MAY CEASE.

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                                RATES PER $1,000

COVERAGE:                  JSFPVL        INSUREDS:                   JOHN DOE
POLICY NUMBER:         17,000,001                                    JANE DOE
                                         ISSUE DATE:          JANUARY 1, 1999


      POLICY YEAR            RATE              POLICY YEAR             RATE
           1                0.0004                  34                1.3496
           2                0.0014                  35                1.5297
           3                0.0026                  36                1.7297
           4                0.0041                  37                1.9667
           5                0.0060                  38                2.2489
           6                0.0084                  39                2.5843
           7                0.0115                  40                2.9729
           8                0.0152                  41                3.4152
           9                0.0197                  42                3.8996
          10                0.0250                  43                4.4178
          11                0.0314                  44                4.9642
          12                0.0388                  45                5.5496
          13                0.0475                  46                6.1927
          14                0.0576                  47                6.9094
          15                0.0695                  48                7.7173
          16                0.0835                  49                8.6242
          17                0.0999                  50                9.6549
          18                0.1193                  51               10.7020
          19                0.1426                  52               11.8476
          20                0.1699                  53               12.9635
          21                0.2012                  54               14.2024
          22                0.2369                  55               15.3930
          23                0.2763                  56               16.7123
          24                0.3198                  57               18.1014
          25                0.3680                  58               19.6024
          26                0.4228                  59               21.3279
          27                0.4878                  60               23.4464
          28                0.5645                  61               26.5417
          29                0.6588                  62               31.3755
          30                0.7685                  63               39.6130
          31                0.8955                  64               54.6636
          32                1.0346                  65               83.3333
          33                1.1884                  66+               0.0000


THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON A
COMBINATION OF THE ULTIMATE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE A, SMOKER AND TABLE G, SMOKER.

                   DEATH BENEFIT OPTION C ATTAINED AGE FACTORS

COVERAGE:                   JSFPVL         INSUREDS:                 JOHN DOE
POLICY NUMBER:          17,000,001                                   JANE DOE
                                           ISSUE DATE:        JANUARY 1, 1999

       ATTAINED                                  ATTAINED
         AGE*                 RATE                 AGE*                RATE

          35                5.64184                 68              1.73259
          36                5.42508                 69              1.68510
          37                5.21686                 70              1.64002
          38                5.01683                 71              1.59723
          39                4.82481                 72              1.55674
          40                4.64044                 73              1.51862
          41                4.46354                 74              1.48292
          42                4.29389                 75              1.44965
          43                4.13112                 76              1.41875
          44                3.97514                 77              1.39005
          45                3.82557                 78              1.36333
          46                3.68227                 79              1.33835
          47                3.54498                 80              1.31492
          48                3.41344                 81              1.29295
          49                3.28747                 82              1.27239
          50                3.16694                 83              1.25326
          51                3.05154                 84              1.23556
          52                2.94120                 85              1.21935
          53                2.83570                 86              1.20433
          54                2.73495                 87              1.19047
          55                2.63880                 88              1.17738
          56                2.54704                 89              1.16503
          57                2.45952                 90              1.15300
          58                2.37604                 91              1.14119
          59                2.29637                 92              1.12932
          60                2.22033                 93              1.11709
          61                2.14774                 94              1.10423
          62                2.07858                 95              1.09045
          63                2.01279                 96              1.07580
          64                1.95040                 97              1.06037
          65                1.89131                 98              1.04422
          66                1.83546                 99              1.02648
          67                1.78261                 100+            1.01000


*    ATTAINED AGE IS THE YOUNGER INSURED'S ATTAINED AGE EVEN IF NO LONGER
LIVING.

                    1. DEFINITIONS IN THIS POLICY

We, Us and Our      Paragon Life Insurance Company.

You and Your        The owner of this policy. The owner may be someone other
                    than the Insureds.

                    In the application the words "You" and "Your" refer to the proposed Insured person(s).

Insureds The persons whose lives are insured under this policy. See the Policy Specifications page.

Last Insured        The Insured whose death succeeds the death of all other
                    Insureds under this policy.

Issue Age           The age of each Insured as of his or her nearest birthday to the Issue Date.

Attained Age        The Issue Age for an Insured plus the number of completed
                    policy years, whether or not the Insured is living. This includes any period during which this policy was lapsed.

Issue Date          The effective date of the coverage under this policy which is the Issue Date shown on the Policy Specifications page.
                    It is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment          The date the first premium is applied to the General Account
Start Date          and/or the Divisions of the Separate Account. This date will be the later of:

                    .         The Issue Date of the policy; or

                    . The date we receive the first premium at our Service Center.

Monthly             The same date in each succeeding month as the Issue Date
Anniversary         except that whenever the Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

General Account     The assets held by us, excluding any loans, other than those allocated to the Divisions of the Separate Account.

Separate Account    The Separate Account listed on the Policy Specifications
                    page, a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

Loan Account        The account to which we will transfer from the General
                    Account and the Divisions of the Separate Account the amount of any policy loan.

Loan SubAccount     A Loan SubAccount exists for the General Account and each
                    Division of the Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate
                    Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

Valuation Date      Each day that the New York Stock Exchange is open for
                    trading, the Service Center is open for business and the SEC has not restricted trading or declared an emergency.

SEC                 The United States Securities and Exchange Commission.

Service Center      P.O. Box 66757, St. Louis, MO 63166-6757.

                    2. PERSONS WITH AN INTEREST IN THE POLICY

Owner The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                    You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.

Beneficiary         The beneficiary to receive the proceeds in the event of the
                    Last Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Last Insured. If there is more than one beneficiary at the death of the Last Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Last Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Last Insured dies, or at the end of any Common
                    Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                    Any payment we make will terminate our liability with respect to such payment. If the Insureds designate specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                    Any term used in the masculine, feminine, singular or plural, will include or be the opposite gender or number where necessary.

                    If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                    1. Per Stirpes. The share of a deceased beneficiary will be paid to that beneficiary's surviving children, equally.

                    2. Common Disaster. We will not make payment until the stated number of days after the Last Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Last Insured cannot be determined, we will pay as though such beneficiary died first.

                    3. Trust for Minor Beneficiary. The original or successor trustee for a minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.

                4.  Trust Under Will. When we receive at our Service Center:

                    a) Certified copies of the Last Will and Testament of the named testator; and

                    b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;

                    then we will pay the proceeds to the trustee.

                    If, before we receive these documents, satisfactory proof is furnished that:

                    a)        the testator died intestate; or

                    b) the Will created no trust capable of receiving proceeds; or

                    c) the testator was not either Insured, but survived the Last Insured;

                    then we will pay the proceeds to you, unless otherwise provided.

                    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                5. Trust Under Separate Written Agreement. When we receive at our Service Center a written statement from the trustee named in the beneficiary designation that:

                    a)        the trust agreement is in force; and

                    b) the agreement permits the trustee to receive the proceeds;

                    then we will pay the proceeds to the trustee.

                    If, before we receive the trustee's statement, satisfactory proof is furnished that:

                    a)        the trust agreement is not in effect; or

                    b) the agreement does not permit the trustee to receive the proceeds;

                    then we will pay the proceeds to you, unless otherwise provided.

                    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                6. Irrevocable Beneficiary. You cannot change an irrevocable beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

                7. Creditor Beneficiary. Proceeds payable to any creditor beneficiary are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.

Change of           During the lifetime of either Insured you may change the
Owner or            ownership and beneficiary designations, subject to any
Beneficiary         restrictions as stated in the Owner or Beneficiary
                    provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not either Insured is living when we receive your request at our Service Center. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                    If you are also the beneficiary of the policy at the time of the Last Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Last Insured's death.

Assignments         We will not be bound by an assignment of the policy or of
                    any interest in it unless:

                    1.        The assignment is made as a written instrument,

                    2. You file the original instrument or a certified copy with us at our Service Center, and

                    3.        We send you an acknowledged copy.

                    We are not responsible for determining the validity of any assignment.

                    If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                    This assignment provision will not apply when this contract is sold in a tax qualified plan. No assignment will be permitted in such cases.

Requests For        Submit all requests for change and/or information in writing
Changes and/or      to our Service Center.
Information

                    3. GENERAL PROVISIONS

The Contract        We have issued this policy in consideration of the
                    application and payment of premiums. The policy, the application for it, and any riders constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

Conformity  with    If any provision in this policy is in conflict with the laws
Statutes            of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal
                    Revenue Code, or its regulations or published rulings.

Statements in       All statements made by the Insureds or on their behalf, or
Application         by the applicant, will be deemed representations and not
                    warranties, except in the case of fraud. Material misstatements will not be used to void the policy or any rider, or deny a claim unless made in the application for a policy or a rider.

Claims of           To the extent permitted by law, neither the policy nor any
Creditors           payment under it will be subject to the claims of creditors or to any legal process.

Conversion Rights   While your policy is in force, you have a one time right
                    during the first two policy years to transfer all of your cash value from the Divisions of the Separate Account to the General Account.

                    If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of the Separate Account to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                    If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.

Misstatement        If there is a misstatement of age for either Insured in the
of Age and          applications, the amount of the death benefit will be that
Corrections         which would be purchased by the most recent monthly cost of insurance charge at the correct age.

                    If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

Incontestability    We cannot contest this policy after it has been in force
                    during the lifetime of either Insured for two years from its Issue Date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of either Insured for a period of two years from the date we approve the reinstatement. If only one Insured was alive on the date we approved the request for reinstatement, we can not contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of that Insured for a period of two years from the date we approved the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion   If either Insured dies by suicide, while sane or insane,
                    within two years from the Issue Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

Change of           While this policy is in force, you may change one or both of
Insured             the Insureds. To do this, you must meet the requirements
                    established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of Insured.

Annual Report       Each year a report will be sent to you which shows the
                    current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

Projection of       You may make a written request to us for a projection of
Benefits and        illustrative future cash values and death benefits. If
Values              requested more than once per policy year, this projection
                    will be furnished to you for a nominal fee. This fee will not exceed the Maximum Fee for Projection of Benefits and Values shown on the Policy Specifications page.

                    4. SEPARATE ACCOUNT PROVISIONS

Separate Account    The variable benefits under this policy are provided
                    through investments in the Separate Account shown on the Policy Specifications page. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                    We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                    The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                    The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the insurance Commissioner of the state in which this policy was delivered.

Divisions           The Separate Account has several Divisions. Each Division
                    invests in a corresponding investment portfolio from one or more registered investment companies.

                    Income, gains and losses---whether or not realized---from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the General Account.

                    We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our Service Center are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers           You may transfer amounts as follows:

                    . Between the General Account and the Divisions of the Separate Account; or

                    .         Among the Divisions of the Separate Account.

                    . The first 12 requested transfers and/or partial withdrawals per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                    These transfers will be subject to the following conditions:

                    . We must receive a request for transfer in a form acceptable to us.

                    . Transfers from or among the Divisions of the Separate Account must be at least $500.00 or the entire amount you have in a Division, if smaller.

                    . Transfers and/or partial withdrawals from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

                              1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the General Account Maximum Withdrawal Percent Limit, as shown on the Policy Specifications page.

                              2. The previous year's General Account maximum withdrawal amount.

                    . The General Account Cash Value immediately after any transfer in to the General Account cannot exceed 1., below, multiplied by 2., below:

                              1. The General Account Cash Value plus the Separate Account Cash Value.

                              2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                    We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

Addition, Deletion  We reserve the right, subject to compliance with applicable
or Substitution     law, to make additions to, deletions from, or substitutions
of Investments      for the shares of a fund that are held by the Separate
                    Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment
                    Company Act of 1940. This will not prevent the Separate
                    Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                    We reserve the right to establish additional Divisions of the Separate Account which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                    If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

                    5. POLICY BENEFITS

Policy Proceeds     The policy proceeds are:

                    1. The death benefit under the Contract Type then in effect; plus

                    2. The monthly cost of insurance for the portion of the policy month from the date of the Last Insured's death to the end of the policy month of that death; minus

                    3. Any payment due under the Grace Period provision as of the date of the Last Insured's death; minus

                    4.  Any loan and loan interest due.

Death Benefit       Prior to the younger Insured's Attained Age 100, the death benefit depends upon the Contract Type in effect on the date of the Last Insured's death. The Contract Type in effect is shown on the Policy Specifications page.

                    Option A Contract Type: The death benefit is the greater of:

                    1.  The face amount; or

                    2. The applicable percentage of the cash value on the date of the Last Insured's death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                    Option B Contract Type: The death benefit is the greater of:

                    1. The face amount plus the cash value on the date of the Last Insured's death; or

                    2. The applicable percentage of the cash value on the date of the Last Insured's death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                    Option C Contract Type: The death benefit is the greater of:

                    1.  The face amount; or

                    2. The cash value on the date of the Last Insured's death multiplied by the younger Insured's applicable Attained Age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                    Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

Applicable          The percentages as currently described in Section 7702(d) of
Percentage:         the Internal Revenue Code of 1986 and modified for ages 95 and above are as follows:

                    In the case in which the
                    younger Insured's Attained     The applicable percentage
                    Age as of the beginning of     will decrease by a ratable
                    the contract year is:          portion for each full year:

                                       But not
                    More than:         more than:  From:                    To:
                     0 ...................   40    250 ...................  250
                    40 ...................   45    250 ...................  215
                    45 ...................   50    215 ...................  185
                    50 ...................   55    185 ...................  150
                    55 ...................   60    150 ...................  130
                    60 ...................   65    130 ...................  120
                    65 ...................   70    120 ...................  115
                    70 ...................   75    115 ...................  105
                    75 ...................   90    105 ...................  105
                    90 ...................   95    105 ...................  101
                    95 or                          101
                       higher

Continuation        If this policy is in force beyond the younger Insured's
of the Policy       Attained Age 100, the Death Benefit will be 101% of the
Beyond Attained     policy's cash value.
Age 100
                    Please note: This policy may not qualify as life insurance after the younger Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the younger Insured's
                    Attained Age 100. It is possible that insurance coverage may not continue even if planned premiums are paid in a timely manner.

Policy Changes      You may request policy changes at any time unless we
                    specifically indicate otherwise. We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.

                    No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

Face Amount         The face amount may be decreased by sending us a written
Decreases           request.

                    Any decrease in face amount will be subject to the following conditions:

                    1. The decrease will become effective on the Monthly Anniversary on or following our receipt of the request.

                    2. The face amount remaining in force after any requested decrease may not be less than the Minimum Face Amount shown on the Policy Specifications page.

                    3. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                    We will amend your policy to show the effective date of the decrease.

                    You may not increase the face amount of this policy.

Change in           If the Contract Type in effect is Option A or Option B, you
Contract Type       may change the Contract Type by sending us a written
                    request. The effective date of the change will be the Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

                    If the Contract Type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change. The Contract Type cannot be changed from Option B to Option C.

                    If the Contract Type in effect is Option A, you may change it to Option B. Proof that the Insureds are insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the Minimum Face Amount shown on the Policy Specifications page. The Contract Type cannot be changed from Option A to Option C.

                    If the Contract Type in effect is Option C, the Contract Type cannot be changed.

                    6.    PREMIUMS AND GRACE PERIOD

Payment of          Your first premium is due as of the Issue Date. While either
Premiums            Insured is living, premiums after the first must be paid at our Service Center. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                    Premiums may be paid in any amount and at any interval subject to the following conditions:

                    1. At the end of the first policy year, your total premium payments for this policy must be greater than or equal to the Minimum Initial Annual Premium Amount as shown on the Policy Specifications page.

                    2.  Any subsequent premium payment must be at least $10.00.

                    3. Total premiums paid in any policy year for policies issued with the Option A or B Contract Type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                    On any date that we receive a premium which causes the Death Benefit under any of the Contract Types to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

Net Premium         The net premium is:

                    1.  The premium paid; minus

                    2. The premium paid multiplied by the Premium Tax Charge as shown on the Policy Specifications page; minus

                    3. The premium paid multiplied by the Federal Tax Charge as shown on the Policy Specifications page.

Premium Tax         A charge will be deducted for premium taxes from each
Charge              premium submitted. The current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes of the governing jurisdiction. We will amend your policy to show the current premium tax rate, if changed.


Federal Tax         A charge will be deducted for federal taxes from each
Charge              premium submitted. The current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.

Allocation of       You determine the allocation of net premiums among the
Net Premiums        General Account and the Divisions of the Separate Account.
                    For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                    1. The General Account Cash Value plus the Separate Account Cash Value.

                    2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                    The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

                    For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money Market fund unless prohibited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of the Separate Account according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the application page or your most recent allocation instructions received by us.

Your Right          You may change the allocation of future net premiums among
to Change           the General Account and/or the Divisions of the Separate
Allocation          Account subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

No-Lapse Period     If, on a monthly anniversary day prior to the No Lapse
                    Premium Date, the sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is greater than or equal to the sum of the No Lapse
                    Monthly Premiums for the elapsed months since the Issue
                    Date, this policy will not lapse as a result of a cash value less any loans and loan interest due, being insufficient to pay the monthly deduction. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy
                    Specifications page. The No Lapse Monthly Premium is one twelfth of the No Lapse Annual Premium.

Grace Period        If, on a monthly anniversary day prior to the No Lapse
                    Premium Date:

                    1. The cash value less any loans and loan interest due, is insufficient to cover the monthly deduction; and

                    2. The sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is less than the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date;

                    then the grace period of 62 days will be allowed for the payment of a premium sufficient to keep your policy in force. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy Specifications page.

                    A change in your policy's face amount, the addition or deletion of a supplemental rider to this policy, or a change in the premium class of the Insureds before the No Lapse Premium Date shown on the Policy Specifications page may result in a change in the No Lapse Monthly Premium. The No Lapse Premium Date will not be changed.
                                            ---

                    It, on a monthly anniversary day on or after the No Lapse Premium Date, the cash value less any loans and loan interest due, is insufficient to cover the next monthly deduction, a grace period of 62 days will be allowed for the payment of a premium sufficient to pay the monthly deduction. (Monthly deduction is defined in the Cash Values section.)

                    Notice of the amount of premium required to be paid to keep this policy in force will be sent at the beginning of the grace period to your last known address and to any assignee on record. If we do not receive a premium large enough so that the net premium covers the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash surrender value. If the Last Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

Reinstatement       You may reinstate your lapsed policy within 5 years after
                    the date of lapse. This must be done prior to the younger
                    Insured's Attained Age 100. The policy can not be reinstated if it has been surrendered. To reinstate, you must submit the following items:

                    1.  A written request for reinstatement.

                    2. Proof satisfactory to us that both Insureds are Insurable by our standards, if both Insureds were alive on the date the policy lapsed. If only one Insured was alive on the date the policy lapsed, you must submit proof satisfactory to us that that Insured is insurable by our standards.

                    3.  A net premium payment large enough to cover:

                        a.  The monthly deductions due at the time of lapse;
                            and

                        b. Two times the monthly deduction due at the time of reinstatement.

                    4. A payment to cover any Loan Interest due and unpaid at the time of lapse.

                    Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. If both Insureds were alive on the date the policy lapsed, both must be alive on the date we approve the request for reinstatement. If either Insured is not alive, such approval is void and of no effect. If only one Insured was alive on the date the policy lapsed, that Insured must be alive on the date we approve the request for reinstatement. If that Insured is not alive, such approval is void and of no effect.

                    The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

                    Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

                    Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                    Following reinstatement, the No-Lapse Period provision will again be applicable until the No-Lapse Premium Date, shown on the Policy Specifications page, if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial withdrawals and any loans, is greater than the No-Lapse Monthly Premiums multiplied by the number of elapsed months since the Issue Date.

                    7.    LOANS

                    Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                    The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed Interest Rate, shown on the Policy Specifications page, reduced by:

                    1.  Any existing loans; and

                    2.  Loan interest to the next loan interest due date;
                        and

                    3. Every monthly deduction due to the next loan interest due date.

                    You may allocate the policy loan among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                    Cash value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

Loan Interest       The accrued loan interest will be due the earliest of:
Due Date

                    1.  The next policy anniversary date.

                    2.  The date of termination of the policy.

                    3.  The date the loan is repaid in full.

                    4. The date the loan plus loan interest accrued exceeds the cash value.

                    Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account.

Fixed Loan          The fixed loan interest rate is 4.5% for policy years 1
Interest Rates      through 10, 4.25% for policy years 11 through 20 and 4.15%
                    for policy years 21 and later. Loan interest is payable in arrears.

Loan                All funds received will be credited to your policy as a
Repayments          premium unless clearly marked for loan repayment.

                    You may repay your loan in whole or in part at any time before the death of the Last Insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                    If you fail to make repayments when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value; or 31 days after such notice has been mailed, if later.


                    8.     CASH VALUES

Cash Value          The cash value of your policy is equal to the total of:

                    .   The cash value in the General Account; plus

                    . The cash value in the Divisions of the Separate Account; plus

                    .   The cash value in the Loan Account.

Cash Value          If this policy is in force beyond the younger Insured's
After Attained      Attained Age 100, the cash value of your policy will be
Age 100             determined in the same manner as described below; except no deductions will be made for monthly cost of insurance charges. Premiums can not be paid after the younger Insured
                    Attains Age 100.

General Account     The cash value in the General Account as of the Investment
Cash Value          Start Date is equal to:

                    . The portion of the initial net premium received and allocated to the General Account; minus

                    . The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the General Account.

                    The cash value in the General Account on any day after the Investment Start Date is equal to:

                    . The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

                    . Any portion of net premium received and allocated to the General Account on that day; plus

                    . Any amounts transferred to the General Account on that day; plus

                    . Any loan repayments allocated to the General Account on that day; plus

                    . That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                    . Any amount transferred plus any transfer charge from the General Account to the Divisions of the Separate Account on that day; minus

                    . Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

                    . Any amount transferred from the General Account to the Loan Account on that day; minus

                    . If that day is a Monthly Anniversary, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General Account on that day; minus

                    . If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account to cover the policy month which starts on that day.

General Account     The interest credited to the General Account cash value for
Interest Rate       a specific day will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the Policy Specifications page.


Separate Account    The cash value in each Division of the Separate Account on
Cash Value          the Investment Start Date is equal to:

                    . The portion of the initial net premium received and allocated to the Division; minus

                    . The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.

                    The cash value in each Division of the Separate Account on subsequent Valuation Dates is equal to:

                    . The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

                    . Any portion of net premium received and allocated to the Division during the current valuation period; plus

                    . Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                    . Any loan repayments allocated to the Division during the current valuation period; plus

                    . That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                    . Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                    . Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    . Any amount transferred from the Division to the Loan Account during that valuation period; minus

                    . If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    . If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.


Net Investment      The Net Investment Factor measures the investment
Factor              performance of a Division during a valuation period. The Net
                    Investment Factor for each Division for a valuation period is calculated as follows:

                    . The value of the assets at the end of the preceding valuation period; plus

                    . The investment income and capital gains---realized or unrealized---credited to the assets in the valuation period for which the net investment factor is being determined; minus

                    . The capital losses---realized or unrealized---charged against those assets during the valuation period; minus

                    . Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                    . A charge not to exceed the daily investment percentage shown on the Policy Specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the Policy Specifications page; divided by

                    . The value of the assets at the end of the preceding valuation period.


Loan Account        The cash value in the Loan Account as of the Investment
Cash Value          Start Date is zero.

                    The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                    . The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                    . Any amount transferred to the Loan Account from the General Account on that day; plus

                    . Any amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                    .   Any loan repayments on that day; plus

                    . If that day is a policy anniversary, an amount due to cover the loan interest, if not paid by you.

                    Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held in the Loan Account will be allocated at least once a year to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.


Monthly Cost        The monthly cost of insurance for the following month is
of Insurance        deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                    1.  The monthly cost of insurance rate divided by 1,000.

                    2.  An amount as follows:

                    Option A Contract Type: The greater of:

                        a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                        b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                    Option B Contract Type: The greater of:

                        a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page plus the cash value at the beginning of the policy month; or

                        b. The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                    Option C Contract Type: The greater of:

                        a. The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                        b. The cash value at the beginning of the policy month multiplied by the younger Insured's attained age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

                    3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

Monthly Cost        At the beginning of each policy year, the monthly cost of
of Insurance        insurance rate is determined. The monthly cost of insurance
Rates               rate is based on the Attained Ages, risk classifications,
                    and completed policy years from the Issue Date.

                    The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age and classification whose face amounts have been in force for the same length of time.


Selection and       The selection and issue expense charge is a monthly charge
Issue Expense       for the first 10 policy years. This charge equals the face
Charge              amount times a selection and issue expense charge rate,
                    divided by 1,000. The selection and issue expense charge is based on the Insureds' Issue Ages and risk classifications on the Issue Date. The selection and issue expense charge rate will never exceed the Maximum Selection and Issue
                    Expense Charge Rate shown on the Policy Specifications page.


Monthly Policy      A policy charge will be deducted each policy month from the
Charge              cash value. The amount of the monthly policy charge will
                    never exceed the amount shown on the Policy Specifications page.

Monthly             The monthly deduction is:
Deduction
                    1.  The monthly cost of insurance; plus

                    2. The selection and issue expense charge multiplied by the face amount divided by 1,000; plus

                    3.  The monthly policy charge; plus

                    4. The monthly cost, if any, for any rider included with this policy.

                    The monthly deduction for a policy month will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

Cash Surrender      The cash surrender value of this policy is:
Value
                    1.  The cash value at the time of surrender; minus

                    2.  Any loan and loan interest accrued; minus

                    3. Any unpaid selection and issue expense charge due for the remainder of the first policy year; minus

                    4. Any unpaid monthly policy charge due for the remainder of the first policy year.

Surrender           You may surrender your policy for its cash surrender value at any time during the lifetime of either Insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

Partial             After the first policy year, upon written request to us, you
Withdrawals         can make a partial withdrawal of cash subject to the
                    conditions listed below. The first 12 requested partial withdrawals or transfers per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                    No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page.

                    We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

                    If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount.

General Account     The minimum amount of your partial withdrawal request at any
Partial             one time must be at least $500 of your account.
Withdrawals
                    .   The maximum amount of all partial withdrawals and
                        transfers from the General Account in a policy year will be the greater of (1) or (2):

                        1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the Policy Specifications page.

                        2. The previous year's General Account maximum withdrawal amount.

Separate Account    .   The minimum amount of your partial withdrawal request at
Partial                 any one time must be the lesser of $500 of a Division or
Withdrawals             your entire balance in that Division.

                    . The maximum amount of your partial withdrawal from any one of the Divisions of the Separate Account in a policy year will be the cash surrender value of that Division.

Allocation          You may allocate the partial withdrawal, subject to the
of Partial          above conditions, among the General Account and the
Withdrawals         Divisions of the Separate Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of the Separate
                    Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

Pro Rata            After the first policy year, upon written request to us, you
Surrender           can make a pro rata surrender of your policy. The pro rata surrender can be any whole number percentage of your policy.
                    The pro rata surrender will reduce the face amount and the cash value by the percentage chosen. The face amount decrease will be subject to the following conditions:

                    1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                    2. You may allocate the decrease in cash value due to the pro rata surrender among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in cash value will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

                    A pro rata surrender can not be processed if it will reduce the face amount below the Minimum Face Amount shown on the Policy Specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of the cash value reduction.

Postponement        We will usually pay any amounts payable on surrender,
of Payments         partial withdrawal, or policy loan allocated to the
or Transfers        Divisions of the Separate Account within seven days after
                    written notice is received. We will usually pay any death benefit proceeds upon the Last Insured's death within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of the Separate Account, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                    1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                    2. The SEC, by order, permits postponement for the protection of policy owners; or

                    3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                    We may defer payment of the portion of any amount payable from the General Account on surrender or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

                    Transfers may also be postponed under the circumstances listed above.

                    We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

Continuation        If all premium payments cease, the insurance provided under
of Insurance        this policy, including benefits provided by any rider
                    attached to this policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans and loan interest accrued is sufficient to cover the monthly deductions.

Basis of            The minimum cash values are based on 1) the Minimum Cash
Computation         Value Mortality Table shown on the Policy Specifications
                    page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of the Separate Account.

                    Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

                    All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

                    9.     PAYMENT OF POLICY BENEFITS

Payment A lump sum payment will be made as provided on the face page.

Interest on         We will pay interest on proceeds from the date of the Last
Proceeds            Insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Interest Rate, shown on the Policy Specifications page.

Extended            Provisions for settlement of proceeds different from a lump
Provisions          sum payment may only be made upon written agreement with us.

                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                    (Unisex)

                                Non-Participating


             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                      ANNIVERSARY PARTIAL WITHDRAWAL RIDER

                     Joint and Last Survivor - Variable Life

                    Issued by Paragon Life Insurance Company

This rider is a part of the policy and is subject to all applicable terms and provisions of the policy; except as modified herein.

Prior to the younger Insured's Attained Age 95, this rider replaces the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions with the following:

         You can make a partial withdrawal of cash on any policy anniversary date prior to the younger Insured's Attained Age 95. The amount of the partial withdrawal may not exceed the greater of:

            1. The increase in cash surrender value since the preceding policy anniversary; or

            2. The cash surrender value at the beginning of that policy year multiplied by the Anniversary Partial Withdrawal Percentage Limit, shown on the Policy Specifications page.

A partial withdrawal will not be processed for more cash than is available in the cash surrender value on the date of the partial withdrawal.

The minimum amount for a partial withdrawal request from the General Account must be at least $500.00.

The minimum amount for a partial withdrawal request from the Separate Account must be the lesser of $500.00 of a Division; or your entire balance in that Division.

When the younger Insured reaches Attained Age 95, this rider will terminate and the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions as described in the policy will become effective. You may terminate this rider prior to the younger Insured's Attained Age 95, by sending us a written request.

The Issue Date and the effective date of this rider and the policy are the same unless another effective date is shown below.



-------------------------
          DATE



            /s/ Matthew P. McCauley                /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL                       PRESIDENT
                 AND SECRETARY


             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                        DIVORCE SPLIT POLICY OPTION RIDER

                    Issued by Paragon Life Insurance Company

This rider is a part of the policy to which it is attached and is subject to all applicable terms and provisions of the policy; except as modified herein.

Split Policy        This benefit is subject to the restrictions and provisions
Option Benefit      of this rider. This benefit provides you with an option to exchange the policy to which this rider is attached for two individual policies, one on each of the lives insured, upon the occurrence of the contingent event.

Contingent          The option may be exercised when there is a divorce between
Event               the two insureds insured by the policy to which this rider is attached.

Election of         To elect this option, you must notify us within 90 days of
The Option          the final divorce decree by sending us a copy of such
                    decree.

                    If this option is elected, no evidence of insurability will be required on either insured under the new policies.

Effective Date      If this option is elected, the effective date of the
Of The Exchange     exchange will be the first monthaversary following the
                    date you notify us that you elect this option. Both insureds must be alive on the effective date of the exchange. In addition, the existing policy can not be in its grace period in order for the exchange to occur.

The New             The exchange must be to flexible premium adjustable life
Policies            policies which are available at the time of the exchange.
                    Riders may be exchanged if available on the new policies.
                    Both issue dates of the new policies will be the effective date of the exchange. The face amount of each new policy will be one half of the face amount of this policy. The cash surrender value of this policy will be divided in half and allocated to each new policy. The rates for each new policy will be based on:

                    1. the attained age as of the effective date of the exchange; and

                    2.        (in a non-unisex policy) sex; and

                    3. the same, if available, or the nearest comparable risk classification for this policy for each individual life insured under this policy.

Loans Any loan and loan interest due must be repaid on the date of the exchange.

Assignments         If any assignment of this policy is in effect on the date of the exchange, it will apply to each new policy.

Termination         This rider will terminate when any of the following events
Of Rider            first occur:

                    1.        The lapse of this policy; or

                    2.        The surrender of this policy; or

                    3.        The death of the first insured under this policy;
                              or

                    4. The election to exchange this policy under this rider.


             /s/ Matthew P.McCauley                 /s/ Carl H.Anderson
             V.P., GENERAL COUNSEL                     PRESIDENT
                  AND SECRETARY


             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                            SPLIT POLICY OPTION RIDER

                    Issued by Paragon Life Insurance Company

This rider is a part of the policy to which it is attached and is subject to all applicable terms and provisions of the policy; except as modified herein.

Split Policy        This benefit is subject to the restrictions and provisions
Option Benefit      of this rider. This benefit provides you with an option to exchange this policy, exclusive of any riders attached to it, for two individual policies, one on each of the lives insured, upon the occurrence of the contingent event.

Contingent          The option may be exercised when there is a change to the
Event               Federal Estate Tax Law which results in the occurrence of
                    either 1. or 2. below:

                    1. removal of the unlimited marital deduction provision; or

                    2. reduction of at least 50% in the level of estate taxes payable on the death of the last insured.

Election of         To elect this option, you must notify us in writing within
The Option          180 days after you receive our notification that the Federal
                    Estate Tax Law has changed.
                    If this option in elected, no evidence of insurability will be required on either insured under the new policies.

Effective Date      If this option is elected, the effective date of the
Of The Exchange     exchange will be the first policy anniversary following the date you notify us that you elect this option.

                    The effective date of the new policies will be the termination date of this policy.

The New             The exchange must be to flexible premium adjustable life
Policies            policies which are available at the time of the exchange.
                    Riders may be exchanged if available on the new policies.
                    Both issues dates of the new policies will be the effective date of the exchange. The face amount of each new policy will be one half of the face amount of this policy. The cash surrender value of this policy will be divided in half and allocated to each new policy. The rates for each new policy will be based on:

                    1. the attained age as of the effective date of the exchange; and

                    2.        (in a non-unisex policy) sex; and

                    3. the same, if available, or the nearest comparable risk classification for this policy for each individual life insured under this policy.

Loans Any loan and loan interest due must be repaid on the date of the exchange.

Assignments         If any assignment of this policy is in effect on the date of the exchange, it will apply to each new policy.

Transactions On     The following transactions will occur on the date of the
The Effective       exchange:
Date Of The
Exchange

                    1. The cash surrender value of this policy will be divided in half and allocated to each new policy.

                    2. The excess of the reserve of each new policy over the amount of allocated cash surrender value from this policy must be paid by each insured. The reserve of each new policy will be based on the issue age of each insured as of the policy date and the duration that this policy has been in force. If the state has a premium tax, you will need to pay us the amount of tax on this excess.

                    3. In the event that the allocated cash surrender value from this policy is greater than the reserve value of each new policy, the excess will be applied against premiums due under the new policies.

                    4. Premiums will be due for each new policy as of the effective date of the exchange.

                    5. You must pay any administrative costs required to handle the exchange.

Termination         This rider will terminate when any of the following events
Of Rider            first occur:

                    1.        The lapse of this policy; or

                    2.        The surrender of this policy; or

                    3.        The maturity of this policy; or

                    4. The death of the first insured to die under this policy; or

                    5. The election to exchange this policy under this rider.


           /s/ Matthew P. McCauley                /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL                      PRESIDENT
                 AND SECRETARY


             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                         ESTATE PRESERVATION TERM RIDER

                    Issued by Paragon Life Insurance Company
                        Please Read This Rider Carefully.

This rider is a part of the policy to which it is attached and is subject to all applicable terms and provisions of the policy; except as modified herein. This rider is indicated on the Policy Specifications page.

Face Amount         The face amount of this rider is shown on the policy
                    specifications page.

Life Insurance      This rider provides four year level non-convertible term
Benefit             life insurance on the lives of the Insureds shown on the
                    policy specifications page. We will pay the face amount of this rider to the beneficiary if this rider is in force upon the Last Insured's death. We must receive proof that both
                    Insureds died before the expiration date of this rider.

Monthly Rider       The monthly rider charge equals the rider's face amount
Charge              times the monthly rider charge rate, divided by 1,000. This rider's monthly rider charge rate is shown on the policy specifications page. The monthly rider charge is based on the joint issue ages, risk classifications, and sexes of the Insureds.

Termination         This rider will terminate on the date when any of the
                    following events first occurs:

                    1.        Upon our receipt of your written request;

                    2.        A decrease in face amount occurs;

                    3.        Any termination of the policy;

                    4.        The end of the fourth policy year.

The date of issue and effective date of this rider and the policy are the same.


          /s/ Matthew P. McCauley                   /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL                        PRESIDENT
                 AND SECRETARY


             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                             LIFETIME COVERAGE RIDER
                             Joint and Last Survivor


If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein. The Policy Specifications page, or if this rider is added after issue, the Policy Specifications page for Policy Change, shows the rider information.

Cost of             The monthly rider cost of insurance is the Monthly Rider
Insurance           Cost of Rate Insurance shown on the Policy Specifications
                    page, divided by 1000, multiplied by the difference between:

                    1. the Death Benefit, as defined in the policy, divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; and
                    2. the Cash Value of the policy at the beginning of the policy month, before the deduction of the Monthly Cost of Insurance.

                    The monthly charge will be deducted from the policy's Cash Value. Deduction will start at the younger Insured's Attained Age 80 and continue through the younger Insured's age 99.

Death Benefit       If this rider is in force, the Death Benefit, after the
                    younger Insured's Attained Age 100, is the greater of:

                    1.        The Face Amount of the base policy; or
                    2.        101% of the Cash Value.

Reinstatement       If this rider terminates after the younger Insured's
                    Attained Age 80, it may not be reinstated.

Termination         This rider will terminate upon the earlier of:

                    a.        a written request to us for termination;
                    b. the date of termination of the policy to which this rider is attached.

Continuation        Once this rider has terminated, the base policy may continue
of Insurance        in accordance with the provisions of the base policy but
                    without the benefit provided by this rider.

The date of issue and effective date of this rider and the policy are the same unless another effective date of this rider is shown below.


---------------------
        DATE

             /s/ Matthew P.McCauley         /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL                   PRESIDENT
                 AND SECRETARY

             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                            SECONDARY GUARANTEE RIDER
                             Joint and Last Survivor


If this rider is listed on the Policy Specifications page, it is part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein.

Cost of             The monthly rider cost of insurance is the Monthly Rider
Insurance           Cost of Insurance Rate shown on the Policy Specifications
                    page, divided by 1000, multiplied by the difference between:

                    1. the Death Benefit divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; and
                    2. the Cash Value of the base policy at the beginning of the policy month, before the deduction of the Monthly Cost of Insurance.

Death Benefit       The Death Benefit is the greater of:

                    1.  The Face Amount of the base policy; or
                    2.  The Death Benefit otherwise provided by the base policy.

                    Notwithstanding anything in this policy, the Death Benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor.

Guarantee           If, on a Monthly Anniversary day prior to the Secondary
Death Benefit       Guarantee Date, shown on the Policy Specifications page:
Period
                    a.  the sum of all premiums paid on this policy; less
                    b.  any Partial Withdrawals; less
                    c.  any outstanding loan balance;

                    Is greater than or equal to the sum of the Secondary Guarantee Premium for the elapsed months since the Issue Date, this policy will not lapse even if your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a Monthly Anniversary day.

Policy Changes      If there is a decrease in Face Amount prior to the tenth
                    policy anniversary the Secondary Guarantee Premium will not be changed. If there is a decrease after the tenth policy anniversary, we will reduce the future Secondary Guarantee
                    Premium by an amount proportionate to the decrease in Face
                    Amount. We will provide you with a new Policy Specifications page.

                    If additional riders are added or cancelled we may adjust the Secondary Guarantee Premium. We will provide you with a new Policy Specifications page.

                    If the Death Benefit option of the policy is changed we will adjust the future Secondary Guarantee Premium. We will provide you with a new Policy Specifications page.

Guarantee           If on a Monthly Anniversary day prior to the Secondary
Grace Period        Guarantee Date, the sum of all premiums paid on this policy, reduced by any Partial Withdrawals and any outstanding loan balance, is less than the sum of the Secondary Guarantee
                    Premiums for the elapsed months since the Issue Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this rider in force. The Secondary Guarantee Date and the Secondary
                    Guarantee Premium are shown on the Policy Specifications page.

                    Notice of the amount of premium required to be paid to keep this rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If we do not receive the premium required by the end of the Guarantee Grace Period this rider will terminate and the guarantee provided by this rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the rider premium required from the Death Benefit.

Misstatement        If there is a Misstatement of Age or Sex for either Insured
of Age or           in the application and such determination is made prior to
Sex                 the death of the Last Insured and while this rider is in
                    effect, then the Secondary Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the policy, using the correct age and/or sex. The
                    Account Value will not change at the point of correction.

Secondary           The date the Secondary Guarantee Rider expires. This date is
Guarantee           shown on the Policy Specifications page.
Date

Secondary           The premium required to keep the Secondary Guarantee Rider
Guarantee           in force. This premium is shown on the Policy Specifications
Premium             page.

Premium             We will not restrict payment of any premium which is
Limitations                 ---
                    required to maintain this rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received. We will restrict any premium payment that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986 or any applicable successor.

Reinstatement       If this rider terminates it may not be reinstated.

Termination         This rider will terminate as of any Monthly Anniversary
                    following a written request to us or upon the earlier of:

                    a.  the death of the Last Insured;
                    b. the date of termination of the policy to which this rider is attached;
                    c. the end of the Guarantee Grace Period following our notice to you that the premium requirement was not met;
                    d. the Secondary Guarantee Date shown on the Policy Specifications page;
                    e. the date a Change of Insured, on the policy to which this rider is attached, is executed.

Continuation        Once this rider has terminated, the base policy may continue
of Insurance        in accordance with the provisions of the base policy but
                    without the benefit provided by this rider.


            /s/ Matthew P. McCauley               /s/ Carl H. Anderson
             V.P. GENERAL COUNSEL
                 AND SECRETARY                           PRESIDENT

             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                            SECONDARY GUARANTEE RIDER
                             Joint and Last Survivor
                                    (Unisex)

If this rider is listed on the Policy Specifications page, it is part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein.

Cost of             The monthly rider cost of insurance is the Monthly Rider
Insurance           Cost of Insurance Rate shown on the Policy Specifications
                    page, divided by 1000, multiplied by the difference between:

                    1. the Death Benefit divided by the Monthly Cost of Insurance Factor shown on the Policy
                         Specifications page; and
                    2. the Cash Value of the base policy at the beginning of the policy month, before the deduction of the Monthly Cost of Insurance.

Death Benefit       The Death Benefit is the greater of:

                    1.   The Face Amount of the base policy; or
                    2. The Death Benefit otherwise provided by the base policy.

                    Notwithstanding anything in this policy, the Death Benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor.

Guarantee           If, on a Monthly Anniversary day prior to the Secondary
Death Benefit       Guarantee Date, shown on the Policy Specifications page:
Period
                    a.   the sum of all premiums paid on this policy; less
                    b.   any Partial Withdrawals; less
                    c.   any outstanding loan balance;

                    is greater than or equal to the sum of the Secondary Guarantee Premium for the elapsed months since the Issue Date, this policy will not lapse even if your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a Monthly Anniversary day.

Policy Changes      If there is a decrease in Face Amount prior to the tenth
                    policy anniversary the Secondary Guarantee Premium will not be changed. If there is a decrease after the tenth policy anniversary, we will reduce the future Secondary Guarantee
                    Premium by an amount proportionate to the decrease in Face
                    Amount. We will provide you with a new Policy Specifications page.

                    If additional riders are added or cancelled we may adjust the Secondary Guarantee Premium. We will provide you with a new Policy Specifications page.

                    If the Death Benefit option of the policy is changed we will adjust the future Secondary Guarantee Premium. We will provide you with a new Policy Specifications page.

Guarantee           If on a Monthly Anniversary day prior to the Secondary
Grace Period        Guarantee Date, the sum of all premiums paid on this policy, reduced by any Partial Withdrawals and any outstanding loan balance, is less than the sum of the Secondary Guarantee
                    Premiums for the elapsed months since the Issue Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this rider in force. The Secondary Guarantee Date and the Secondary
                    Guarantee Premium are shown on the Policy Specifications page.

                    Notice of the amount of premium required to be paid to keep this rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If we do not receive the premium required by the end of the Guarantee Grace Period this rider will terminate and the guarantee provided by this rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the rider premium required from the Death Benefit.

Misstatement        If there is a Misstatement of Age for either Insured in the
of Age              application and such determination is made prior to the
                    death of the Last Insured and while this rider is in effect, then the Secondary Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the policy, using the correct age. The Account Value will not change at the point of correction.

Secondary           The date the Secondary Guarantee Rider expires. This date is
Guarantee           shown on the Policy Specifications page.
Date

Secondary           The premium required to keep the Secondary Guarantee Rider
Guarantee           in force. This premium is shown on the Policy Specifications
Premium             Page.

Premium             We will not restrict payment of any premium which is
Limitations                 ---
                    required to maintain this rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received. We will restrict any premium payment that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986 or any applicable successor.

Reinstatement       If this rider terminates it may not be reinstated.

Termination         This rider will terminate as of any Monthly Anniversary
                    following a written request to us or upon the earlier of:

                    a.  the death of the Last Insured;
                    b. the date of termination of the policy to which this rider is attached;
                    c. the end of the Guarantee Grace Period following our notice to you that the premium requirement was not met;
                    d. the Secondary Guarantee Date shown on the Policy Specifications page;
                    e. the date a Change of Insured, on the policy to which this rider is attached, is executed.

Continuation        Once this rider has terminated, the base policy may continue
of Insurance        in accordance with the provisions of the base policy but
                    without the benefit provided by this rider.


            /s/ Matthew P. McCauley                /s/ Carl H. Anderson
             V.P., GENERAL COUNSEL
                 AND SECRETARY                           PRESIDENT

             [LOGO OF PARAGON LIFE INSURANCE COMPANY APPEARS HERE]

                                       2